SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported) May 31, 2004

American Realty Investors, Inc.

(Exact name of registrant as specified in its charter)

Nevada	1-15663	75-2847135

(State or other jurisdiction of Incorporation)	(Commission File Number)	(IRS Employer Identification No.)

1800 Valley View Lane, Suite 300, Dallas, Texas	75234

(Address of principal executive offices)	(Zip Code)

Registrant’s telephone number, including area code 469-522-4200

(Former name or former address, if changed since last report)

Item 4. Changes in Registrant’s Certifying Accountant

     Effective June 1, 2004, the Audit Committee of the Board of Directors of American Realty Investors, Inc. (“ARI” or the “Registrant”) engaged the Plano, Texas firm of Farmer, Fuqua & Huff, P.C. as the independent accountants to audit ARI’s financial statements. During the Registrant’s two most recent fiscal years and any subsequent interim period, ARI did not consult with Farmer, Fuqua & Huff, P.C. or any of its members about the application of accounting principles to any specified transaction or any other matter. The decision to change accountants was approved by the Audit Committee of the Board of Directors of ARI consisting of Ted R. Munselle (Chairman), Martin L. White and Sharon Hunt.

     The engagement effective June 1, 2004 of Farmer, Fuqua & Huff, P.C. as the new independent accountant for ARI necessarily results in the termination or dismissal of the principal accountant which audited ARI’s financial statements for the past two fiscal years ended December 31, 2002 and 2003, BDO Seidman, LLP. BDO Seidman, LLP’s anticipated fee proposal estimate to ARI for the balance of 2004 after the first quarter ended was expected to be greater than the fee proposal of Farmer, Fuqua & Huff, P.C. for the same work. During the Registrant’s two most recent fiscal years and the subsequent interim period through June 1, 2004, there were no disagreements between the Registrant and BDO Seidman, LLP concerning any matter of accounting principles or practices, financial statement disclosure or auditing scope or procedure which disagreements, if not resolved to BDO Seidman, LLP’s satisfaction, would have caused them to make reference to the subject matter of the disagreement in connection with their report; there were no reportable events as described in Item 304(a)(1)(v) of Regulation S-K.

     BDO Seidman, LLP’s reports dated April 11, 2003 and April 15, 2004 on ARI’s financial statements for the years ended December 31, 2002 and 2003 did not contain any adverse opinion or disclaimer of opinion, nor were they qualified or modified as to uncertainty, audit scope or accounting principles. Each report did contain an “emphasis” paragraph highlighting that management has indicated its intent to sell both land and operating properties and refinance or extend debt coming due to meet its liquidity needs.

     ARI provided BDO Seidman, LLP with a copy of the foregoing disclosures and requested from BDO Seidman, LLP a letter addressed to the Commission stating whether BDO Seidman, LLP agrees with the statements made by ARI in response to Item 304(a) of Regulation S-K and if not, stating the respects in which BDO Seidman, LLP does not agree. BDO Seidman, LLP’s letter is attached as an exhibit to this report as Exhibit 16.1.

Item 5. Other Events and Regulation FD Disclosure

     Effective May 31, 2004, Ronald E. Kimbrough resigned as an officer of the Registrant and its affiliates. Ronald E. Kimbrough had been acting principal executive officer (since February 2002) and Executive Vice President and Chief Financial Officer (since January 2002) until May 31, 2004.

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Item 7. Financial Statements and Exhibits

     (c) Exhibits. The following documents are filed as exhibits to this report:

Exhibit
Designation	Description of Exhibit
16.1	Letter dated June 3, 2004 addressed to the Securities and Exchange Commission from BDO Seidman, LLP

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SIGNATURES

     Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf of the undersigned hereunto duly authorized.

Date: June 4, 2004	AMERICAN REALTY INVESTORS, INC.
	By:	/s/ Louis J. Corna
Louis J. Corna, Executive Vice President,
General Counsel, Tax Counsel and Secretary

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